UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: September 1, 2007
PetSmart, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
19601 North 27th Avenue, Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)
(623) 580-6100

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.27

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Principal Financial Officer
     On September 1, 2007, the Board of Directors of PetSmart, Inc., appointed Lawrence “Chip” Molloy as our Senior Vice President and Chief Financial Officer and principal financial officer. On September 5, 2007, we issued a press release announcing Mr. Molloy’s appointment. Mr. Molloy is expected to assume his responsibilities on or before October 1, 2007. Since 2006, Mr. Molloy, 46, has served as Vice President and Chief Financial Officer, Retail, for Circuit City Stores, Inc., a specialty retailer of consumer products and related services. In this position, he was responsible for financial budgeting, forecasting, reporting and performance analysis for all domestic store operations, five service centers, the call center and direct Internet sales. From 2004 to 2006, Mr. Molloy served as Vice President, Financial Planning and Analysis at Circuit City. From 2003 to 2004, he served as Director, Financial Planning & Analysis at Circuit City. From 2002 to 2003, Mr. Molloy served as Group Manager, Corporate Planning, at Capital One Financial, a financial holding company. From 1999 to 2002 Mr. Molloy was a principal at AGL Capital Investments, LLC, an investment fund.
     Our offer letter to Mr. Molloy, dated August 23, 2007, or the Offer Letter, which describes the terms of Mr. Molloy’s employment with PetSmart, is attached to this Current Report on Form 8-K as Exhibit 10.27 and is incorporated herein by this reference. The following summary of the material terms of the Offer Letter is qualified in its entirety by the Offer Letter:
—    Base salary of $350,000 per year.
—    Participation in the PetSmart, Inc., Executive Short-Term Incentive Plan, or ESTIP, with a target bonus equal to 50 percent of his annual base salary. For fiscal year 2007, Mr. Molloy’s bonus will equal the greater of his prorated actual earned bonus or $100,000, provided he is employed at the end of the fiscal year or as designated by the ESTIP. A description of the terms of the ESTIP, including a description of the 2007 bonus criteria, is contained in our definitive proxy statement for our 2007 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on May 7, 2007. The ESTIP is filed as an attachment to our definitive proxy statement for our 2007 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on May 7, 2007.
—    An initial equity grant with a value of approximately $646,500, which shall be comprised of a value of approximately $346,500 of stock options and $300,000 of restricted stock. The number of stock options granted will be calculated by dividing $346,500 by the fair value of PetSmart’s common stock on the date of the grant, as determined using a lattice option pricing model in accordance with SFAS No. 123(R), disregarding any estimates of forfeitures. The exercise price of the stock options will be the fair market value on the date of grant which will be Mr. Molloy’s start date. The grant will vest and becomes exercisable as to 25% of the shares on the yearly anniversary of the date of grant over four years. The number of shares of restricted common stock granted will be calculated by dividing $300,000 by the fair market value of PetSmart’s common stock on the date of grant, and will cliff vest at the end of four years. The initial equity grant will be governed by our 2006 Equity Incentive Plan. A description of the terms of our 2006 Equity Incentive Plan is contained in our definitive proxy statement for our 2007 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on May 7, 2007. The 2006 Equity Incentive Plan is filed as Exhibit 10.21 to our Annual Report on Form 10-K for the fiscal year ended January 28, 2007, filed with the Securities and Exchange Commission on March 28, 2007.
—    Assistance and reimbursement for certain reasonable expenses associated with Mr. Molloy’s relocation to Phoenix, Arizona.
—    Eligibility to participate in our comprehensive benefit programs in accordance with our policies.
     As an executive officer of PetSmart, Mr. Molloy also is eligible to participate in our Executive Change in Control and Severance Benefit Plan. A description of the terms of this plan is contained in our definitive proxy statement for our 2007 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on May 7, 2007. The Executive Change in Control and Severance Benefit Plan is filed as Exhibit 10.16 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2006.
     We also intend to enter into our standard form of indemnity agreement with Mr. Molloy. The form of indemnity agreement is filed as Exhibit 10.1 to our Registration Statement on Form S-1 (File No. 33-63912), filed with the Securities and Exchange Commission on June 4, 1993, as amended.
     Raymond L. Storck, who has been serving as our acting Chief Financial Officer and principal financial officer since May 15, 2007, in addition to his duties as our principal accounting officer, will step down as Chief Financial officer and principal financial officer once Mr. Molloy assumes his new responsibilities. Previously, Mr. Storck was our Vice President of Finance and Chief Accounting Officer (a position he held since April 3, 2006), and he will continue in that role following the arrival of Mr. Molloy.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

10.27	Offer letter to Lawrence “Chip” Molloy, dated August 23, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.
Dated: September 7, 2007	By:	/s/ Scott A. Crozier
Scott A. Crozier
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.27	Offer letter to Lawrence “Chip” Molloy, dated August 23, 2007.